Exhibit 99.1

LEASING FUND

TWELVE, LLC

PORTFOLIO OVERVIEW

FIRST QUARTER

2009

LETTER FROM THE CEOs

Dear investor in ICON Leasing Fund Twelve, LLC:

We write to briefly summarize our activity for the first quarter of 2009.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q, as well as our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

As of March 31, 2009, Fund Twelve was in its offering period, having raised $317,522,937.  As of March 31, we had invested $237,484,2491 of capital, or 77.39% of capital available for investment, in approximately $401,432,6642 worth of business-essential equipment and corporate infrastructure.  Total distributions as of March 31, 2009 were $25,134,607, with an investor that invested $10,000 at inception receiving $1,715 in distributions. Further, our distribution coverage ratio3 for the quarter was 118.84%.  As of March 31, Fund Twelve held $46,672,915 of capital available for future investments, maintained a leverage ratio of 0.554 and collected approximately 98.10% of all scheduled rent and loan receivables for the quarter.  Any uncollected rent receivables in the first quarter were related to the restructuring of LC Manufacturing (as explained below).

We have been able to take advantage of the dislocation in the credit markets by making some very favorable investments in business-essential equipment and corporate infrastructure.  We purchased and leased mining equipment to affiliates of Murray Energy Corporation.  We also financed an additional pool of micro-ticket leases for credit card machines with Northern Leasing.  In addition, we entered into a sale and leaseback transaction with Global Crossing for telecommunications equipment. Finally, during the first quarter of 2009, we purchased and chartered an accommodation and work barge to Swiber.  The total equity we invested in the first quarter of 2009 was $36,007,2495.

Although the first quarter of 2009 was challenging from a macroeconomic perspective, we are pleased to advise that we suffered no material defaults and believe our portfolio is performing very well.  We restructured LC Manufacturing’s lease payments in consideration for an option to purchase 10% of the outstanding equity of LC Manufacturing.  We believe this structure will provide LC Manufacturing with enough flexibility to continue to make its payments to us and allow us to recover our expected return on this investment.

As traditional lenders continue to retrench from the market, we believe that there will be many excellent opportunities for us to continue to rapidly deploy our equity in well structured deals secured by business-essential equipment and corporate infrastructure.  Given our investments to date, the strength of the current portfolio and our outlook on the market, we have no reason to believe, at this time, that we will not meet our investment objectives.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.  We look forward to sharing future successes.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1 Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.
2 Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.
3 The ratio of inflows from investments divided by paid distributions.
4 Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.  Leverage ratio is defined as total liabilities divided by total equity.
5 Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.

ICON LEASING FUND TWELVE, LLC

- Portfolio Overview First Quarter 2009 -

We are pleased to present ICON Leasing Fund Twelve, LLC’s (the “Fund”) Portfolio Overview for the first quarter of 2009.  References to “we”, “us” and “our” are references to the Fund, references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $347,686,947 commencing with our initial offering on May 7, 2007 through the closing of our offering on April 30, 2009.

Our operating period commenced on May 1, 2009, during which time we will continue to seek to finance equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments facilitates distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Significant Transactions

Transactions

•
On May 26, 2009, ICON Murray II, LLC (“ICON Murray II”), our wholly-owned subsidiary, acquired title to certain pan line and hauling equipment used in underground long wall mining that is leased to American Energy Corporation ("American Energy") and The Ohio Valley Coal Company ("Ohio Valley Coal").  ICON Murray II purchased the equipment for an aggregate purchase price of approximately $3,196,000.  The lease is set to expire on December 31, 2011.  At the end of the lease, American Energy and Ohio Valley Coal may (i) purchase the equipment, (ii) extend the lease for an additional twelve-month period, or (iii) return the equipment to ICON Murray II and pay a return fee equal to twelve months rent.  We paid an acquisition fee to our Manager in the amount of approximately $96,000 in connection with this transaction.

•
On June 25, 2009, ICON Diving Marshall Islands, LLC, our wholly-owned subsidiary, purchased a saturation diving system from Swiber Engineering Ltd. (“Swiber”) for $10,000,000, comprised of $8,000,000 in cash and a $2,000,000 subordinated seller’s credit.  Simultaneously with the purchase, we entered into a lease with our wholly-owned subsidiary, ICON Diving Netherlands B.V. (“ICON DNBV”), a Netherlands company limited by shares. ICON DNBV then entered into a sixty-month lease with Swiber Offshore Construction Pte. Ltd. that is scheduled to expire on June 30, 2015.  We paid an acquisition fee to our Manager in the amount of approximately $300,000 in connection with this transaction.

•
On June 26, 2009, ICON Atlas, LLC ("ICON Atlas"), a joint venture between us and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (“Fund Fourteen”), an affiliate of our Manager, purchased four Ariel natural gas driven gas compressors from AG Equipment Co. ("AG") for $4,270,400.  Simultaneously with the purchase, ICON Atlas entered into a lease agreement with Atlas Pipeline Mid-Continent, LLC (“Atlas”).  In addition, prior to September 1, 2009 ICON Atlas will purchase four Ariel electric driven gas compressors from AG for $7,348,000.  The equipment will be subject to a forty-eight-month lease that expires on August 31, 2013.  The obligations of Atlas are guaranteed by its parent company, Atlas Pipeline Partners, L.P.  We paid an acquisition fee to our Manager in the amount of approximately $322,000 in connection with this transaction.

•
On June 26, 2009, ICON Mynx Pte. Ltd. (“ICON Mynx”), ICON Stealth Pte. Ltd. (“ICON Stealth”), and ICON Eclipse Pte. Ltd. (“ICON Eclipse”), each a Singapore corporation wholly-owned by us, each executed a Memorandum of Agreement to purchase the accommodation and work barge, the Leighton Mynx and the pipelay barges, the Leighton Stealth and the Leighton Eclipse from Leighton Contractors (Singapore) Pte. Ltd. (“Leighton”) for an aggregate purchase price of $133,000,000. Simultaneously with the execution of the Memorandum of Agreement, each of ICON Mynx, ICON Stealth and ICON Eclipse entered into a bareboat charter agreement to lease each respective vessel to Leighton for a period of eight years. All of Leighton’s obligations are guaranteed by its parent company, Leighton Holdings Limited, a publicly traded company on the Australian Stock Exchange.  The Leighton Mynx was purchased for $10,000,000 consisting of $9,550,000 in a non-recourse loan, which included $6,000,000 of senior debt pursuant to an $80,000,000 senior facility agreement with Standard Chartered Bank, Singapore Branch (the “Facility Agreement”) and $3,550,000 of subordinated seller’s credit. The Leighton Stealth was purchased for $48,000,000 consisting of $45,750,000 in a non-recourse loan, which included $28,800,000 of senior debt pursuant to the Facility Agreement and $16,950,000 of subordinated seller’s credit.  The Leighton Eclipse is a newbuild barge that is currently under construction. Upon completion, ICON Eclipse will purchase the Leighton Eclipse for $75,000,000. Completion is likely to occur on or about September 30, 2009, but no later than October 23, 2009.  To purchase the Leighton Eclipse, ICON Eclipse will borrow an aggregate of $71,500,000 on the closing date, which will consist of $45,000,000 of senior debt pursuant to the Facility Agreement and $26,500,000 of subordinated seller’s credit.  We paid an acquisition fee to our Manager in the aggregate amount of approximately $3,990,000 in connection with this transaction.

•
On June 29, 2009, ICON ION, LLC ("ICON ION"), a joint venture between us and Fund Fourteen made secured term loans to ARAM Rentals Corporation, a Canadian bankruptcy remote Nova Scotia unlimited liability company (“ARC”) and ARAM Seismic Rentals, Inc., a US bankruptcy remote Texas corporation (“ASR”, together with ARC, collectively referred to as the "Borrowers"), in the amounts of approximately $8,825,000 and approximately $3,675,000, respectively.  The Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation ("ION").  The loans are secured by (i) a first priority security interest in all of the ARAM analog seismic system equipment held by the Borrowers and (ii) a pledge of all equity interests in the Borrowers.  In addition, ION guaranteed all of the obligations of the Borrowers under the loans.  The loans are payable monthly in arrears for a period of sixty months beginning on August 1, 2009.  On July 17, 2009, ICON ION funded the second tranche of the secured term loan to ARC in the amount of $7,500,000.  We paid an acquisition fee to our Manager in the amount of approximately $550,000 in connection with this transaction.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  In addition to the recent investments described above, as of March 31, 2009, our portfolio consisted primarily of the following investments.

•
We, through our wholly-owned subsidiary, ICON Global Crossing IV, LLC (“ICON Global Crossing IV”), own telecommunications equipment that is subject to various leases with Global Crossing Telecommunications, Inc. (“Global Crossing”).  We paid purchase prices in the amounts of approximately $21,294,000, $5,939,000, $2,694,000 and $1,165,000 for the equipment and their respective leases are set to expire on November 30, 2011, March 31, 2011 and March 31, 2012.

•
A 300-man accommodation and work barge equipped with a 300-ton pedestal mounted offshore crane, the Swiber Victorious (the “Barge”), that is subject to a ninety-six-month bareboat charter with Swiber Offshore Marine Pte. Ltd. (“SOM”).  The Barge was purchased by Victorious, LLC (“Victorious”), a Marshall Islands limited liability company that is controlled by us through our wholly-owned subsidiary, ICON Victorious, LLC (“ICON Victorious”), from Swiber for $42,500,000.  The purchase price is comprised of (i) a $19,125,000 equity investment from ICON Victorious, (ii) an $18,375,000 contribution-in-kind by Swiber and (iii) a subordinated, non-recourse and unsecured $5,000,000 payable.  The payable bears interest at 3.5% per year, accrues interest quarterly and is only required to be repaid after we achieve our minimum targeted return.  At the end of the charter, SOM has the option to purchase the Barge for $21,000,000 plus 50% of the difference between the then fair market value less $21,000,000. ICON Victorious is the sole manager of Victorious and holds a senior, controlling equity interest and all management rights with respect to Victorious.  Swiber holds a subordinate, non-controlling equity interest in Victorious and the obligations of the Swiber entities that are parties to the transaction are guaranteed by Swiber’s parent company, Swiber Holdings Limited.

•
We own two Aframax product tankers that we acquired from Aframax Tanker I AS through our wholly-owned subsidiary, ICON Eagle Holdings, LLC (“ICON Eagle Holdings”).  ICON Eagle Auriga Pte. Ltd. (“ICON Eagle Auriga”), a wholly-owned subsidiary of ICON Eagle Holdings, purchased the M/V Eagle Auriga (the “Eagle Auriga”) for $42,000,000, comprised of $14,000,000 in cash and $28,000,000 in a non-recourse loan.  ICON Eagle Centaurus Pte. Ltd. (“ICON Eagle Centaurus”), also a wholly-owned subsidiary of ICON Eagle Holdings, purchased the M/V Eagle Centaurus (the “Eagle Centaurus”) for $40,500,000, comprised of $13,500,000 in cash and $27,000,000 in a non-recourse loan. The Eagle Auriga and the Eagle Centaurus are subject to eighty-four-month bareboat charters with AET, Inc. Limited (“AET”) that expire on November 14, 2013 and November 13, 2013, respectively.

•
A 95,639 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Carina (“Eagle Carina”), was purchased from Aframax Tanker II AS by ICON Eagle Carina Pte. Ltd., a Singapore corporation wholly-owned by ICON Carina Holdings, LLC, a joint venture owned 64.3% by us and 35.7% by ICON Income Fund Ten, LLC (“Fund Ten”), an affiliate of our Manager.  The Eagle Carina was acquired for $39,010,000, comprised of $12,010,000 in cash and $27,000,000 in a non-recourse loan.  The Eagle Carina is subject to an eighty-four-month bareboat charter with AET that expires on November 14, 2013.

•
A 95,634 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Corona (“Eagle Corona”), was purchased from Aframax Tanker II AS by ICON Eagle Corona Pte. Ltd., a Singapore corporation wholly-owned by ICON Corona Holdings, LLC, a joint venture owned 64.3% by us and 35.7% by Fund Ten.  The Eagle Corona was acquired for $41,270,000, comprised of $13,270,000 in cash and $28,000,000 in a non-recourse loan.  The Eagle Corona is subject to an eighty-four-month bareboat charter with AET that expires on November 14, 2013.

•
ICON Pliant, LLC (“ICON Pliant”) acquired from Pliant Corporation (“Pliant”) and simultaneously leased back equipment that manufactures plastic films and flexible packaging for consumer products for a purchase price of $12,115,000.  We and ICON Leasing Fund Eleven, LLC (“Fund Eleven”), an affiliate of our Manager, have ownership interests of 45% and 55% in ICON Pliant, respectively.  The lease expires on September 30, 2013.  On February 11, 2009, Pliant commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court to eliminate all of its high-yield debt.  In connection with this action, Pliant submitted a financial restructuring plan to eliminate its debt as part of a pre-negotiated package with its high-yield creditors.  ICON Pliant’s lease is not currently subject to this proceeding.  Pliant has indicated that it will continue to operate in a business-as-usual manner during the restructuring process, and to date has made all rent payments.

•
ICON Northern Leasing, LLC (“ICON Northern Leasing”), a joint venture among us, Fund Ten and Fund Eleven, purchased four promissory notes (the “Notes”) and received an assignment of the underlying Master Loan and Security Agreement, dated July 28, 2006. We, Fund Ten and Fund Eleven have ownership interests of 52.75%, 12.25% and 35%, respectively.  The aggregate purchase price for the Notes was approximately $31,573,000 and is secured by an underlying pool of leases for credit card machines. The Notes accrue interest at rates ranging from 7.97% to 8.40% per year and require monthly payments ranging from approximately $183,000 to $422,000. The Notes mature between October 15, 2010 and August 14, 2011 and require balloon payments at the end of each note ranging from approximately $594,000 to $1,255,000. Our share of the purchase price of the Notes was approximately $16,655,000.

•
ICON Northern Leasing II, LLC, our wholly-owned subsidiary, provided a senior secured loan in the amount of approximately $7,870,000 to Northern Capital Associates XV, L.P. (“NCA XV”) and Northern Capital Associates XIV, L.P. (“NCA XIV”), affiliates of Northern Leasing Systems, Inc., pursuant to a Master Loan and Security Agreement, dated March 31, 2009. The loan accrues interest at a rate of 18% per year and is secured by a first priority security interest in an underlying pool of leases for credit card machines of NCA XV, a second priority security interest in an underlying pool of leases for credit card machines of NCA XIV (subject only to the first priority security interest of ICON Northern Leasing) and a limited guaranty of 10% of the loan amount.

•
A Bucyrus Erie model 1570 Dragline (the “Dragline”) subject to a sixty-month lease with Magnum Coal Company and its subsidiaries that commenced on June 1, 2008.  We, through our wholly-owned subsidiary, ICON Magnum, LLC, acquired title to the Dragline for a purchase price of approximately $12,461,000.

•
Mining equipment consisting of three 100-ton haul trucks and one 14-cubic yard wheel loader that were purchased through our wholly-owned subsidiary, ICON Murray, LLC, for approximately $3,348,000.  The equipment is subject to lease with American Energy Corporation and Ohio American Energy, Incorporated and is set to expire on March 31, 2011.  The obligations under the lease are guaranteed by Murray Energy Corporation.

•
A one off machine paper coating manufacturing line through ICON Appleton, LLC (“ICON Appleton”), our wholly-owned subsidiary.  ICON Appleton made a secured term loan to Appleton Papers, Inc. (“Appleton”) in the amount of $22,000,000 commencing on November 7, 2008 for a period of sixty months.  On March 26, 2009, the loan and security agreement (the “Loan”) and secured term loan note to Appleton were amended due to a default on one of the covenants in Appleton’s credit facility. As a result of the cross-default provisions of the Loan, the interest on the term note was adjusted to accrue interest at 14.25% per year.

•
Fourteen 2009 model year MCID4505 passenger buses that were purchased through our wholly-owned subsidiary, ICON Coach, LLC, for approximately $5,314,000 from CUSA PRTS, LLC (“CUSA”), an affiliate of Coach USA (“Coach”).  The equipment is subject to a lease with CUSA that is set to expire on March 31, 2014 and the obligations of CUSA are guaranteed by Coach.

•
Machining and metal working equipment subject to lease with LC Manufacturing, LLC (“LC”) and MW Crow, Inc. (“Crow”), both wholly-owned subsidiaries of MW Universal, Inc. (“MWU”).  We acquired the equipment for a purchase price of $18,990,000 and it is subject to a sixty-month lease with LC and Crow that commenced on January 1, 2008.  The equipment is comprised of all of LC’s and Crow’s capital assets including, but not limited to, hydraulic presses, stamping equipment, welders, drop hammers, forgers, and other related metal working and plastic injection molding equipment.  On February 2, 2009, Fund Ten, Fund Eleven and IEMC Corp., a subsidiary of our Manager, entered into an amended Forbearance Agreement with MWU, LC, Crow and seven other subsidiaries of MWU with respect to certain lease defaults.  In consideration for restructuring LC’s lease payment schedule, we received, among other things, a warrant to purchase 10% of the outstanding stock of LC at an exercise price of $0.01 per share, exercisable for a period of five years from the grant date.

•
ICON EAR, LLC (“ICON EAR”) acquired and simultaneously leased back semiconductor manufacturing equipment to Equipment Acquisition Resources, Inc. (“EAR”).  We paid approximately $3,814,000 for our interest in the equipment. ICON EAR also acquired and simultaneously leased back to EAR semiconductor manufacturing equipment for a total purchase price of approximately $8,795,000.  The equipment consists of silicone wafer slicers, dicers, backgrinders, lappers, and polishers that are designed to size microchips from embryo wafers.  We and Fund Eleven have ownership interests of 55% and 45%, respectively, in ICON EAR.  The leases commenced on July 1, 2008 and will continue for a period of sixty months.

•
A 51% interest in one Aframax 98,507 DWT (deadweight tonnage) product tanker – the Mayon Spirit.  We acquired our interest in the vessel through a joint venture with Fund Ten.  The purchase price of the Mayon Spirit was approximately $40,250,000, comprised of approximately $15,312,000 in cash, paid in the form of a capital contribution to the joint venture, and a non-recourse loan in the amount of approximately $24,938,000.  Simultaneously with the purchase of the Mayon Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation for a period of forty-eight-months and is scheduled to expire in July 2011.  We acquired our interest in the Mayon Spirit for approximately $8,472,000 in cash.

•
Auto parts manufacturing equipment purchased from Sealynx Automotive Transieres SAS (“Sealynx”) that was simultaneously leased back to Sealynx.  We paid approximately $11,626,000 for the equipment.  The lease term is sixty months and commenced on March 3, 2008.  The equipment consists of all of Sealynx’s machinery in its operating facility including its mixing, extrusion and pressing machinery.  As additional security, we received a first lien on Sealynx’s real property located in Transieres, France.

•
Two handy-size vessels that hold 1,500 TEU (twenty-foot equivalent unit) containers (each a “Vessel” and, collectively, referred to as the “Vessels”) from the Vroon Group B.V. (“Vroon”), through our wholly-owned subsidiaries, ICON Arabian Express, LLC and ICON Aegean Express, LLC.  We acquired the Vessels by making a cash payment of approximately $6,150,000 per Vessel and a non-recourse loan in the amount of approximately $19,350,000 per Vessel.  The total aggregate purchase price of the Vessels was $51,000,000.  We have a seventy-two-month bareboat charter for the Vessels with a subsidiary of Vroon that commenced on April 24, 2008.  All obligations of the charterer under each respective bareboat charter are guaranteed by Vroon.

Transactions with Related Parties

We have entered into certain agreements with our Manager and with ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we pay certain fees and reimbursements to those parties.  Our Manager is entitled to receive an organizational and offering expense allowance of 3.5% of capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000, 1.5% of capital raised between $100,000,001 and $200,000,000, 1.0% of capital raised between $200,000,001 and $250,000,000 and 0.5% of capital raised over $250,000,000.  ICON Securities is entitled to a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction and (ii) acquisition fees, through the end of the operating period, of 3% of the gross value of our investments, which is the price paid by, or on behalf of us, including the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the reasonable, necessary and actual expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles.  In addition, our Manager will be reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases, loans and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager of $64,483 and $24,281 for the three months ended March 31, 2009 and 2008, respectively.  Our Manager’s interest in our net income for the three months ended March 31, 2009 and 2008 was $30,717 and $7,288, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates for the three months ended March 31, 2009 and 2008 were as follows:

			Three Months Ended March 31,
Entity	Capacity	Description	2009	2008
ICON Capital Corp.	Manager	Organizational and
		offering expenses (1)	$221,989	$687,848
ICON Securities Corp.	Managing broker-dealer	Underwriting fees (1)	$838,283	$811,057
ICON Capital Corp.	Manager	Acquisition fees (2)	$1,805,574	$2,058,169
ICON Capital Corp.	Manager	Administrative expense
		reimbursements (3)	$850,069	$690,819
ICON Capital Corp.	Manager	Management fees (3)	$700,029	$187,137

(1) Amount charged directly to members' equity.
(2) Amount capitalized and amortized to operations over the estimated service period in accordance with the Fund's accounting policies.
(3) Amount charged directly to operations.

At March 31, 2009, we had a payable of $1,769,119 primarily related to administrative expenses due to our Manager and an affiliate for the Eagle Auriga and the Eagle Centaurus acquisitions.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	March 31,
	2009	December 31,
	(unaudited)	2008
Current assets:
Cash and cash equivalents	$48,260,530	$45,408,378
Current portion of net investment in finance leases	7,389,534	6,175,219
Current portion of notes receivable	18,390,446	17,058,414
Other current assets	3,887,152	2,455,649

Total current assets	77,927,662	71,097,660

Non-current assets:
Net investment in finance leases, less current portion	21,451,693	20,723,514
Leased equipment at cost (less accumulated depreciation of
$21,489,930 and $14,178,194, respectively)	342,366,202	302,253,674
Notes receivable	38,849,140	35,641,940
Investment in joint venture	5,202,229	5,374,899
Derivative instrument	51,955	92,388
Due from Manager and affiliates	2,044,152	1,919,144
Other non-current assets, net	2,498,781	2,759,899

Total non-current assets	412,464,152	368,765,458

Total Assets	$490,391,814	$439,863,118

Liabilities and Equity

Current liabilities:
Current portion of non-recourse long-term debt	$29,122,324	$29,073,897
Derivative instruments	5,724,885	5,431,968
Deferred revenue	3,441,593	4,608,711
Due to Manager and affiliates	1,769,119	1,608,556
Accrued expenses and other current liabilities	1,936,584	2,046,343

Total current liabilities	41,994,505	42,769,475

Non-current liabilities:
Non-recourse long-term debt, less current portion	127,020,654	133,501,171
Other liabilities	5,000,000	-

Total non-current liabilities	132,020,654	133,501,171

Total Liabilities	174,015,159	176,270,646

Commitments and contingencies (Note 12)

Equity:
Members' Equity:
Additional Members	265,606,281	229,360,768
Manager	(159,172)	(121,406)
Accumulated other comprehensive loss	(6,381,483)	(5,751,632)

Total Members' Equity	259,065,626	223,487,730

Noncontrolling Interests	57,311,029	40,104,742

Total Equity	316,376,655	263,592,472

Total Liabilities and Equity	$490,391,814	$439,863,118

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2009	2008

Revenue:
Rental income	$12,830,390	$3,207,548
Finance income	880,910	750,921
Income from investment in joint venture	161,904	-
Interest and other income	2,415,816	289,161

Total revenue	16,289,020	4,247,630

Expenses:
Management fees - Manager	700,029	187,137
Administrative expense reimbursements - Manager	850,069	690,819
General and administrative	459,932	234,391
Interest	2,241,378	284,958
Depreciation and amortization	7,599,589	1,746,208

Total expenses	11,850,997	3,143,513

Net income	4,438,023	1,104,117

Less: Net income attributable to noncontrolling interests	(1,366,345)	(375,294)

Net income attributable to Fund Twelve	$3,071,678	$728,823

Net income attributable to Fund Twelve allocable to:
Additional Members	$3,040,961	$721,535
Manager	30,717	7,288

	$3,071,678	$728,823

Weighted average number of additional shares of
limited liability company interests outstanding	295,095	114,701

Net income attributable to Fund Twelve per weighted
average additional share of limited liability company interests	$10.31	$6.29

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statement of Changes in Equity

	Members' Equity

	Additional Shares			Accumulated
	of			Other
	Limited Liability Company Interests	Additional Members	Manager	Comprehensive Loss	Total Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2008	273,989	$229,360,768	$(121,406)	$(5,751,632)	$223,487,730	$40,104,742	$263,592,472
Comprehensive income:
Net income		3,040,961	30,717	-	3,071,678	1,366,345	4,438,023
Change in valuation of derivative
instruments				(20,555)	(20,555)	(65,752)	(86,307)
Currency translation adjustment				(609,296)	(609,296)	-	(609,296)
Total comprehensive income				(629,851)	2,441,827	1,300,593	3,742,420
Proceeds from issuance of additional shares of limited liability company
interests	44,673	44,397,807	-	-	44,397,807	-	44,397,807
Sales and offering expenses		(4,413,405)	-	-	(4,413,405)	-	(4,413,405)
Cash distributions to members and noncontrolling interests		(6,779,850)	(68,483)	-	(6,848,333)	(2,476,304)	(9,324,637)
Investment in joint venture by noncontrolling interests	-	-	-	-	-	18,381,998	18,381,998

Balance, March 31, 2009 (unaudited)	318,662	$265,606,281	$(159,172)	$(6,381,483)	$259,065,626	$57,311,029	$316,376,655

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2009	2008

Cash flows from operating activities:
Net income	$4,438,023	$1,104,117
Adjustments to reconcile net income to net cash provided by
operating activities:
Rental income paid directly to lenders by lessees	(7,890,805)	(1,020,000)
Finance income	(880,910)	(750,921)
Income from investment in joint venture	(161,904)	-
Depreciation and amortization	7,599,589	1,746,208
Interest expense on non-recourse financing paid directly
to lenders by lessees	2,005,737	273,298
Interest expense from amortization of debt financing costs	235,641	11,660
Loss on financial instruments	13,435	-
Changes in operating assets and liabilities:
Collection of finance leases	2,213,439	2,359,538
Other assets, net	(2,107,736)	(1,930,624)
Accrued expenses and other current liabilities	(524,189)	612,996
Deferred revenue	(1,167,118)	(527,370)
Due to/from Manager and affiliates, net	35,555	2,025,421
Distributions from joint venture	161,904	-

Net cash provided by operating activities	3,970,661	3,904,323

Cash flows from investing activities:
Purchase of equipment	(27,906,940)	(18,123,604)
Distributions received from joint venture	172,670	-
Restricted cash	(186,804)	-
Investment in note receivable	(8,106,476)	(164,822)
Repayment of notes receivable	4,243,800	-

Net cash used in investing activities	(31,783,750)	(18,288,426)

Cash flows from financing activities:
Issuance of additional shares of limited liability company interests,
net of sales and offering expenses	39,984,402	36,887,159
Distributions to noncontrolling interests	(2,476,304)	(173,943)
Cash distributions to members	(6,848,333)	(2,428,119)

Net cash provided by financing activities	30,659,765	34,285,097

Effects of exchange rates on cash and cash equivalents	5,476	-

Net increase in cash and cash equivalents	2,852,152	19,900,994

Cash and cash equivalents, beginning of the period	45,408,378	22,154,903

Cash and cash equivalents, end of the period	$48,260,530	$42,055,897

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2009	2008

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest on non-recourse long-term debt
paid directly to lenders by lessees	$7,890,805	$1,020,000

Investment in joint venture by noncontrolling interest	$18,381,998	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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